                                                                    EXHIBIT 21.1

                                  POPULAR, INC.

                             AS OF DECEMBER 31, 1999

Subsidiaries of the registrant

         Banco Popular de Puerto Rico, (Banco Popular) - A wholly-owned subsidiary Bank, incorporated under the laws of Puerto Rico in 1998.

                  Popular Leasing & Rental , Inc. (Popular Leasing) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                  Popular Finance, Inc. (Popular Finance) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                  Popular Mortgage, Inc. (Popular Home Mortgage) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1995.

         Popular International Bank, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1992.

                  ATH Costa Rica, S.A.- A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Costa Rica in 1996.

                  Popular North America, Inc. - A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Delaware in 1991.

                  Banco Fiduciario, S.A. (Formerly: Banco Gerencial y Fiduciario Dominicano, S.A.) - A subsidiary of Popular International Bank, Inc., incorporated under the laws of Dominican Republic in 1983.

                  Equity One, Inc. - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1980.

                  Popular Holdings USA, Inc. - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1988.

                  Banco Popular North America - A wholly-owned subsidiary of Popular Holdings USA, Inc., incorporated under the laws of New York in 1998.

                  Popular Leasing, U.S.A. - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of Delaware in 1997.

                  BPNA Real Estate Holdings, Inc. - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of New Jersey in 1999.

                  BPNA Real Estate, Inc. - A wholly-owned subsidiary of BPNA Real Estate Holdings, Inc., incorporated under the laws of New York in 1999.

                  Banco Popular, National Association (Texas) - A wholly-owned subsidiary of Popular Holdings USA, Inc., incorporated under the laws of Texas in 1985.

                  BanPonce Trust I - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1997.

                  Popular Cash Express, Inc. - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1997.

         Popular Securities, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1956.

         Metropolitana de Prestamos, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1961 (Inactive Corporation).

         Popular Assets Management, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1994 (Inactive Corporation).

         Puerto Rico Parking Corporation - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1963 (Inactive Corporation).

         GM Group, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1989.

         Newco Mortgage Holding Corporation (Levitt Mortgage) - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1999.